Exhibit 4.1

                                                              EXECUTION VERSION



                               -------------------


                          Third Supplemental Indenture


                          Dated as of February 14, 2005

                                       to

               Indenture dated as of March 31, 1994 by and between

                  CenturyTel, Inc. and Regions Bank, as Trustee


                               -------------------


                       5% Senior Notes, Series M, due 2015


                               -------------------

                              TABLE OF CONTENTS *

                                                                          Page
                                                                         ------

                                    ARTICLE 1

                       5% SENIOR NOTES, SERIES M, DUE 2015

Section 1.01   Establishment..................................................1

Section 1.02   Definitions....................................................2

Section 1.03   Stated Maturity; Payment of Principal and Interest.............3

Section 1.04   Form; Denominations............................................4

Section 1.05   Global 2015 Notes..............................................4

Section 1.06   Paying Agents; Transfer Agents; Place of Payment...............5


                                   ARTICLE 2

                                   REDEMPTION
Section 2.01   Redemption Procedures for 2015 Notes...........................5

Section 2.02   No Sinking Fund................................................6


                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS
Section 3.01   Recitals by Corporation........................................6

Section 3.02   Ratification and Incorporation of Original Indenture...........7

Section 3.03   Executed in Counterparts.......................................7



------------------
* This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

         THIS THIRD SUPPLEMENTAL INDENTURE is made as of the 14th day of February 2005, by and between CENTURYTEL, INC., a Louisiana corporation, having its principal office at 100 CenturyTel Drive, Monroe, Lousiana 71203 (the "Corporation"), and REGIONS BANK (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), an Alabama state banking corporation, as trustee (herein called the "Trustee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of March 31, 1994 (the "Original Indenture"), with the Trustee;

         WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Third Supplemental Indenture, is herein called the "Indenture";

         WHEREAS, under Section 2.01 of the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described in a supplemental indenture executed by the Corporation and the Trustee;

         WHEREAS, the Corporation proposes to create under the Original Indenture a new series of Securities;

         WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

         WHEREAS, all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                       5% SENIOR NOTES, Series M, DUE 2015
                       -----------------------------------

         Section 1.01 Establishment. There is hereby established a new series of Securities to be issued under the Original Indenture, to be designated as the Corporation's 5% Senior Notes, Series M, due 2015 (the "2015 Notes").

         There are to be initially authenticated and delivered $350,000,000 aggregate principal amount of 2015 Notes. Additional 2015 Notes, without limitation as to amount, and without the consent of the holders of the then Outstanding 2015 Notes, but with the same terms as such Outstanding 2015 Notes (except the issue price and the issue date), may be authenticated and delivered in the manner provided in Section 2.01 of the Original Indenture and such additional 2015 Notes would constitute a single series with such Outstanding 2015 Notes. In addition, additional 2015 Notes may be authenticated and delivered except as expressly provided to the contrary in the Original Indenture. The 2015 Notes may be issued from time to time pursuant to a written order of the Corporation delivered to the Trustee for the authentication and delivery of 2015 Notes pursuant to Section 2.04 of the Original Indenture. The 2015 Notes shall be issued in fully registered form without coupons.

         The 2015 Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee's Certificate of Authentication for the 2015 Notes shall be in substantially the form set forth in Exhibit B hereto.

         Each 2015 Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

         Section 1.02 Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

         "2015 Notes" shall have the meaning specified in Section 1.01.

         "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, that is acting as a depositary with respect to the Global 2015 Notes and in whose name, or in the name of a nominee of that organization, shall be registered a global security evidencing the respective rights and obligations of holders in respect of the Global 2015 Notes and which shall undertake to effect book entry transfers and pledges of the Global 2015 Notes.

         "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency maintains a direct or indirect custodial relationship or effects book entry transfers and pledges of securities deposited with the Clearing Agency.

         "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the "Remaining Life") of the 2015 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2015 Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Global 2015 Notes" shall have the meaning set forth in Section 1.05.

         "Independent Investment Banker" means one of the Reference Treasury Dealers that the Corporation appoints to act as the Independent Investment Banker from time to time.

         "Interest Payment Date" shall have the meaning set forth in Section 1.03(b).

         "Original Issue Date" means February 14, 2005.

         "Reference Treasury Dealer" means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and one other firm that is a primary U.S. Government securities dealers (each, a "Primary Treasury Dealer") which the Corporation specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Corporation will substitute another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Regular Record Date" means, with respect to any Interest Payment Date for the 2015 Notes, the February 1 and August 1 immediately preceding such Interest Payment Date.

         "Stated Maturity" shall have the meaning set forth in Section 1.03(a).

         "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the 2015 Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

         Section 1.03   Stated Maturity; Payment of Principal and Interest.

         (a) The date upon which the principal of the 2015 Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is February 15, 2015 (the "Stated Maturity").

         (b) Each 2015 Note will bear interest at the rate of 5% per annum, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, and at the same rate per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, payable on February 15 and August 15 of each year (each, an "Interest Payment Date"), commencing on August 15, 2005, to the person in which name such 2015 Note or any predecessor 2015 Note is registered at the close of business on the Regular Record Date.

         (c) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date, any redemption date or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or the Stated Maturity, as the case may be, to the date of that payment on that next succeeding Business Day.

         Payment of principal of, premium, if any, and interest on the 2015 Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Principal of, premium, if any, and interest on the 2015 Notes will be payable at the office or agency of the Corporation maintained for such purpose as described in Section 1.06 below; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and, provided, further that, in the case of payments of principal and premium, if any, such 2015 Notes are first surrendered to the Paying Agent.

         Notwithstanding the foregoing, as long as the 2015 Notes are represented by Global 2015 Notes pursuant to Section 1.05 hereof, payments of principal of, premium, if any, and interest on the 2015 Notes will be made by wire transfer of immediately available funds to The Depository Trust Company or its nominee as the initial Securityholder of the 2015 Note.

         Section 1.04 Denominations. The 2015 Notes shall be issuable in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

         Section 1.05 Global 2015 Notes. The 2015 Notes will be issued initially in the form of one or more global securities (the "Global 2015 Notes"), without interest coupons, registered in the name of The Depository Trust Company or such other Clearing Agency as the Corporation may from time to time designate or its nominee. Unless and until they are exchanged for 2015 Notes in definitive registered form as described below, such Global 2015 Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency.

         If at any time (i) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as a Clearing Agency for the Global 2015 Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Corporation's becoming aware of the Clearing Agency's ceasing to be so registered or (iii) the Corporation, in its sole discretion, determines that the Global 2015 Notes shall be so exchangeable, the Corporation will execute, and, subject to Article II of the Original Indenture, the Trustee, upon receipt of a written order therefor, will authenticate and deliver the 2015 Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global 2015 Note or Notes in exchange for such Global 2015 Note or Notes. Upon exchange of the Global 2015 Note or Notes for such 2015 Notes in definitive registered form without coupons, in authorized denominations, the Global 2015 Note or Notes shall be cancelled by the Trustee. Such 2015 Notes in definitive registered form issued in exchange for the Global 2015 Note or Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Clearing Agency for delivery to the Persons in whose names such Securities are so registered.

         Section 1.06   Paying Agents; Transfer Agents; Place of Payment.

         (a) The paying agent for the 2015 Notes shall initially be the Trustee (in such capacity, the "Paying Agent"), and the place of payment for the 2015 Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 1500 North 18th Street, Monroe, Louisiana. Principal of, premium, if any, and interest with respect to certificated 2015 Notes will be payable at the office or agency of the Corporation maintained for such purpose in the City of Monroe, State of Louisiana or the Borough of Manhattan, the City and State of New York. The Trustee shall also serve as security registrar for the purpose of registering 2015 Notes and transfers or exchanges of 2015 Notes.

         (b) The Corporation may from time to time designate one or more additional offices or agencies where 2015 Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 4.02 of the Original Indenture; provided that the Corporation shall at all times maintain a Paying Agent and an office or agency where 2015 Notes may be surrendered for registration of transfer or exchange, in each case in the City of Monroe, State of Louisiana or the Borough of Manhattan, The City of New York.

                                    ARTICLE 2

                                   REDEMPTION
                                   ----------

         Section 2.01 Redemption Procedures for 2015 Notes. The 2015 Notes are redeemable in whole or in part at any time and from time to time, at the Corporation's option, at a redemption price equal to the greater of:

         (a)   100% of the principal amount of the 2015 Notes to be redeemed;
and

         (b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2015 Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 20 basis points.

         In each case the Corporation will pay any accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         The Corporation will mail notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of record of the 2015 Notes to be redeemed at its registered address. The notice of redemption for the 2015 Notes will state, among other things, the amount of 2015 Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of 2015 Notes to be redeemed. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any 2015 Notes that have been called for redemption at the redemption date.

         If less than all of the 2015 Notes are redeemed, the Trustee will be notified at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of 2015 Notes to be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the 2015 Notes to be redeemed in part.

         If the Corporation gives notice as provided in the Original Indenture, and funds for the redemption of any 2015 Notes (or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those 2015 Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those 2015 Notes will be to receive payment of the redemption price.

         The 2015 Notes are not redeemable otherwise than as provided in this
Section 2.01. The Corporation will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation. Neither the Corporation nor the Trustee shall be required to register the transfer of or exchange the 2015 Notes redeemed pursuant to this Section 2.01.

         Section 2.02 No Sinking Fund. The 2015 Notes are not subject to, and do not have the benefit of, any sinking fund.

                                   ARTICLE 3

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         Section 3.01 Recitals by Corporation. The recitals in this Third Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 2015 Notes and this Third Supplemental Indenture as fully and with like effect as if set forth herein in full.

         Section 3.02 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 3.03 Executed in Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                           CENTURYTEL, INC.


                                           By: /s/ Stacey W. Goff
                                              ---------------------------------
                                              Name:  Stacey W. Goff
                                              Title: Executive Vice President &
                                                     Secretary


                                           By: /s/ R. Stewart Ewing, Jr.
                                              ---------------------------------
                                              Name:  R. Stewart Ewing, Jr.
                                              Title: Senior Vice President &
                                                     Chief Financial Officer


Attest:

 /s/ Stacey W. Goff
----------------------------
Name:  Stacey W. Goff
Title: Executive Vice President
       Secretary


                                           REGIONS BANK,
                                             as Trustee


                                           By:  /s/ Jamie G. Lorio
                                              ---------------------------------
                                              Name:  Jamie G. Lorio
                                              Title: Senior Vice President

                                    EXHIBIT A

                           (Form of Face of 2015 Note)

         If the 2015 Note is to be a Global 2015 Note, insert: THIS 2015 NOTE IS A GLOBAL 2015 NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR A NOMINEE THEREOF. THIS 2015 NOTE IS EXCHANGEABLE FOR 2015 NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS 2015 NOTE (OTHER THAN A TRANSFER OF THIS 2015 NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS 2015 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY 2015 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 156700 AJ 5
$
No.

                                CENTURYTEL, INC.
                       5% SENIOR NOTE, SERIES M, DUE 2015

         CenturyTel, Inc., a Louisiana corporation (the "Corporation," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to____________, or registered assigns, the principal sum of ____________ DOLLARS ($__________),on February 15, 2015 (such date is hereinafter referred to as the "Stated Maturity"), and to pay interest on said principal sum, from February 14, 2005 or from the next most recent date to which interest has been paid or duly provided for, semi-annually in arrears, on February 15 and August 15 of each year (each such date, an "Interest Payment Date"), commencing on August 15, 2005, at the rate of 5% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest compounded semi-annually, on any overdue principal and premium, if any, and on any overdue installment of interest at the same rate per annum.

         The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date, any redemption date or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or Stated Maturity, as the case may be, to the date of that payment on that next succeeding Business Day.

         The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2015 Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the first day of the month in which such Interest Payment Date falls. Any such interest installment not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the holders at the close of business on such Regular Record Date and may be paid by the Corporation to the Person in whose name this 2015 Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of such proposed payment, and notice of which shall be given to the holders of the 2015 Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the 2015 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Principal of (and premium, if any) and the interest on this 2015 Note shall be payable at the office or agency of the Corporation maintained for that purpose in the City of Monroe, State of Louisiana, or the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and provided further, that, in the case of payments of principal and premium, if any, this 2015 Note is first surrendered to the Paying Agent.

         Notwithstanding the foregoing, as long as this 2015 Note is represented by a Global 2015 Note, payments of principal of, premium, if any, and interest on this 2015 Note will be made by wire transfer of immediately available funds to The Depository Trust Company or its nominee as the initial Securityholder of this 2015 Note.

         The indebtedness evidenced by this 2015 Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other unsecured and unsubordinated obligations of the Corporation.

         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS 2015 NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this 2015 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.



                                           CENTURYTEL, INC.


                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:



                                           By:
                                              ---------------------------------
                                              Name:
                                              Title:
Attest:


------------------------------
Name:
Title:

Dated: February 14, 2005

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                           REGIONS BANK, as Trustee


                                           By:
                                              ---------------------------------
                                              Authorized Officer

Dated:  February 14, 2005

         This 2015 Note is one of a duly authorized issue of Securities of the Corporation (the "Securities") issued and issuable in one or more series under an Indenture, dated as of March 31, 1994, as supplemented by the Third Supplemental Indenture dated as of February 14, 2005 (collectively, the "Indenture"), between the Corporation and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof as 5% Senior Notes, Series M, due 2015 (the "2015 Notes"). Such series is being initially issued in the aggregate principal amount to $350,000,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

         The 2015 Notes are redeemable in whole or in part at any time and from time to time, at the Corporation's option, at a redemption price equal to the greater (a) of 100% of the principal amount of the 2015 Notes to be redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2015 Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 20 basis points. In each case the Corporation will pay any accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

         The Corporation will mail notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of record of the 2015 Notes to be redeemed at its registered address. The notice of redemption for the 2015 Notes will state, among other things, the amount of 2015 Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of 2015 Notes to be redeemed. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any 2015 Notes that have been called for redemption at the redemption date.

         If less than all of the 2015 Notes are redeemed, the Trustee will be notified at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of 2015 Notes to be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the 2015 Notes to be redeemed in part.

         If the Corporation gives notice as provided in the Indenture, and funds for the redemption of any 2015 Notes (or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those 2015 Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those 2015 Notes will be to receive payment of the redemption price.

         As used herein:

         "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the "Remaining Life") of the 2015 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2015 Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers that the Corporation appoints to act as the Independent Investment Banker from time to time.

         "Reference Treasury Dealer" means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and one other firm that is a primary U.S. Government securities dealer (each, a "Primary Treasury Dealer") which the Corporation specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Corporation will substitute another Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

         The 2015 Notes are not subject to, the benefit of, and do not have, any sinking fund.

         In case an Event of Default, as defined in the Indenture, with respect to the 2015 Notes shall have occurred and be continuing, the principal of the 2015 Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating and of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this 2015 Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this 2015 Note at the times and place and at the rate and in the currency herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2015 Note is registrable in the security register, upon surrender of this 2015 Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2015 Notes, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         As provided in and subject to the provisions of the Indenture, the holder of this 2015 Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2015 Notes, the holders of not less than a majority in aggregate principal amount of the 2015 Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of 2015 Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this 2015 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         Prior to due presentment of this 2015 Note for registration of transfer, the Corporation, the Trustee, any Paying Agent and any security registrar may deem and treat the Person in whose name this 2015 Note is registered as the absolute owner hereof for all purposes, whether or not this 2015 Note be overdue and notwithstanding the notice of ownership or writing hereon made by anyone other than the security registrar, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse shall be had for the payment of the principal of or any premium or the interest on this 2015 Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, affiliate, officer or director, as such, past, present or future, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The 2015 Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to the limitations therein set forth, 2015 Notes are exchangeable for a like aggregate principal amount of 2015 Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the 2015 Note or Notes to be exchanged at the office or agency of the Corporation.

         This 2015 Note shall be governed by, and construed in accordance with, the internal laws of the State of Louisiana.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           Regions Bank, as Trustee


                                           By:
                                              ---------------------------------
                                                    Authorized Officer